EXHIBIT  INDEX


EXHIBIT                   DESCRIPTION                            PAGE NO.

4(a)         Amended Articles of Incorporation (amended          Incorporated
             April 17, 1997) of the Registrant (filed as         herein by
             Exhibit 3 to the Registrant's Quarterly Report      reference
             on Form 10-Q for the quarter ended March 31, 1997 and incorporated herein by reference).

4(b)         Amended Code of Regulations (amended April 21,      Incorporated
             1988) of the Registrant (filed as Exhibit 3         herein by
             to the Registrant's Annual Report on Form 10-K      reference
             for the year ended December 31, 1993 and incorporated herein by reference).

4(c)         The Plan.                                                 8

4(d)         First Amendment to the Plan.                              89

4(e)         Second Amendment to the Plan.                             93

4(f)         Third Amendment to the Plan.                              100

4(g)         Rights Agreement, dated January 26, 1980, by        Incorporated
             and between the Registrant (formerly named          herein by
             TRINOVA Corporation) and First Chicago Trust        reference
             Company of New York (filed as Exhibit 2 to
             Form 8-A filed January 27, 1989 and
             incorporated herein by reference), as amended by the First Amendment to Rights Agreement
             (filed as Exhibit 5 to Form 8 filed on July 1,
             1992 and incorporated herein by reference).

5            Internal Revenue Service Determination Letter.            101

23           Consent of Independent Auditors.                          103

24           Power of Attorney.                                        104















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